Exhibit 10.3
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”), dated as of December 31, 2010, is entered into by and between STEPHEN C. KIRCHER, and LDK SOLAR CO., LTD., a company incorporated under the laws of Cayman Islands (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the respective meanings attributed to them in the Stock Purchase Agreement (as defined below).
RECITALS
     WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and SOLAR POWER, INC., a California corporation (the “Company”) are entering into a Stock Purchase Agreement (the “Stock Purchase Agreement”);
     WHEREAS, as of the date hereof, Mr. Kircher is the beneficial owner of, and has the sole right to vote and dispose or cause to be voted and disposed of, 6,000,000 shares of the Company’s Common Stock;
     WHEREAS, the Company has covenanted in the Stock Purchase Agreement to take all action necessary after the Closing to convene the Shareholder Meeting not later than June 30, 2011 and to submit the Charter Amendment for approval by the requisite vote of the shareholders the Company; and
     WHEREAS, as a condition to their willingness to enter into the Stock Purchase Agreement, the Purchaser has required that Mr. Kircher agrees and is willing to agree to the matters set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:
1. Voting Agreement.
     From and after the date hereof, and until the termination of this Agreement pursuant to Section 6, Mr. Kircher hereby unconditionally and irrevocably agrees to appear at the Shareholder Meeting, or otherwise cause all shares of Common Stock he has the authority to vote at the Shareholder Meeting to be counted as present thereat for purposes of calculating a quorum under the Company’s bylaws, and to vote or cause to be voted (including by written consent if applicable) all of the shares of Common Stock that he has the right to so vote in favor of the Charter Amendment. Mr. Kircher agrees that he will not knowingly enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violate this Agreement.
2. Representations and Warranties of Mr. Kircher.

     Mr. Kircher represents and warrants to the Purchaser as of the date of this Agreement that:
     2.1 Binding Agreement. Mr. Kircher has the capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated by this Agreement to which he is a party. This Agreement has been duly executed and delivered by Mr. Kircher and constitutes a valid and binding agreement, enforceable against Mr. Kircher in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to other Applicable Laws.
     2.2 Ownership of Shares; No Brokerage. Mr. Kircher is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) of, and has the sole power to vote and dispose or cause to be voted and disposed of, the shares of Common Stock set forth in the Recitals above, free and clear of any restriction on the right to vote such shares, except as may exist by reason of this Agreement or pursuant to Applicable Law. As of the date of this Agreement, the number of shares set forth in the Recitals above represents all of the shares of Common Stock of the Company entitled to vote on the Charter Amendment beneficially owned by Mr. Kircher. Mr. Kircher represents and warrants that there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by him.
3. Transfer and Other Restrictions.
     3.1 Transfers Prohibited. Mr. Kircher agrees not to, except as expressly provided for in or contemplated by the Stock Purchase Agreement or this Agreement, (a) sell, sell short, transfer (including by gift), pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of any of his shares of Common Stock or any interest contained therein, or (b) deposit any of his shares of Common Stock into a voting trust.
     3.2 Maintenance of Representations and Warranties. Except as expressly provided for in or contemplated by the Stock Purchase Agreement or this Agreement, Mr. Kircher shall not take or agree to take any action through the time of the Shareholder Meeting that would reasonably be expected to result in any representation or warranty contained in Section 2 being untrue or incorrect in any material respect if made immediately following such action.
4. Compliance with Exchange Act
     In compliance with the Exchange Act, both parties shall duly make all necessary filings with the SEC that may be required as a result of this Agreement.
5. Specific Enforcement.
     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by Mr. Kircher were not performed in accordance with their specific terms or were otherwise breached and that Purchaser shall be entitled to an injunction or injunctions to prevent any breach by Mr. Kircher of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity.
6. Termination.
     This Agreement shall terminate on the earliest to occur of (a) the termination of the Stock Purchase Agreement in accordance with its terms, (b) a written agreement between Purchaser and Mr. Kircher to terminate this Agreement and (c) the completion of the actions contemplated in Section 1 above.
7. Notices.
     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
     If to Purchaser (in accordance with this Section 7) and to:
LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xinyu City
Jiangxi Province 338032
People’s Republic of China
Attention: Mr. Xiaofeng PENG
with a copy to:
Sidley Austin
Level 39
Two International Finance Centre
8 Finance Street
Central, Hong Kong
Attention: Timothy Li
     If to Mr. Kircher:
c/o Solar Power, Inc.
1115 Orlando Avenue
Roseville, California 95661

8. Entire Agreement; No Partnership, Agency or Joint Venture.
     This Agreement constitutes the entire agreement, and supersedes any and all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is intended to create a contractual relationship between Mr. Kircher, on the one hand, and the Purchaser, on the other, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
9. Amendment; No Waiver.
     This Agreement may not be modified, amended, altered or supplemented except by a written agreement between Purchaser and Mr. Kircher. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Applicable Law, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.
10. Successors and Assigns; No Third Party Beneficiaries.
     This Agreement shall not be assigned by operation of law or otherwise by Mr. Kircher without the prior written consent of Purchaser. Purchaser may assign all or a portion of its rights and benefits under this Agreement to any permitted assignee of its rights, interests and obligations under the Stock Purchase Agreement. In each case, prior to any such assignment becoming effective, the assignee shall become a party to this Agreement by agreeing to be bound by the terms and conditions of this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns, including any corporate successor by merger or otherwise. Mr. Kircher agrees that this Agreement and the obligations hereunder shall attach to the shares of Common Stock set forth in the Recitals above and shall be binding upon any Person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except as such rights may inure to a successor or permitted assignee under this Section 10.
11. Counterparts.

     This Agreement may be executed in two counterparts, including by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
12. Consent to Jurisdiction.
     Each party irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York (and the appropriate appellate courts), for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Notwithstanding the foregoing, either party may commence an action, suit or proceeding with any Governmental Entity anywhere in the world for the sole purpose of seeking recognition and enforcement of a judgment of any court referred to in the first sentence of this Section 12. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
13. GOVERNING LAW.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
14. WAIVER OF JURY TRIAL.
     EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, INVOLVING OR OTHERWISE IN RESPECT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

15. Severability.
     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16. Interpretation.
     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
17. Expenses.
     Each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expenses of its representatives.
18. Further Assurances.
     Mr. Kircher shall, upon the written request of Purchaser, execute and deliver any additional documents as may reasonably be necessary or desirable to carry out the provisions hereof.
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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Mr. Kircher and a duly authorized officer Purchaser, as of the date first written above.

STEPHEN C. KIRCHER
/s/ Stephen C. Kircher

LDK SOLAR CO., LTD.
By:	/s/ Xiaofeng Peng
	Name:	Xiaofent Peng
	Title:	Chairman